Exhibit 10.3

AMENDMENT TO PROMISSORY NOTE AGREEMENT

This Amendment to Promissory Note Agreement, dated as of ________, (the “Amendment”) amends certain provisions of the Promissory Note Agreement in the original principal amount of $________ issued by Virtual Piggy, Inc. (the “Borrower”) dated as of _____________ (the “Note”), in favor of ___________ (the “Holder”).  Terms not otherwise defined herein which are defined in the Note shall have the same respective meanings herein as set forth therein.

WHEREAS, Borrower has requested that Holder extend the Maturity Date of the Note; and

WHEREAS, Borrower and Holder have agreed to modify certain terms and conditions of the Note as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Extension of Maturity Date.  The Note is hereby amended by replacing within the definition of “Maturity Date” the clause “the 6 month anniversary of the date hereof” with “the 12 month anniversary of the original issuance date hereof”.

2.           Condition to Effectiveness.  This Amendment shall not become effective until (i) Holder receives a counterpart of this Amendment executed by Borrower and (ii) Borrower receives a counterpart of this Amendment executed by Holder.

3.           Ratification, Etc.  Except as expressly amended hereby, all terms and conditions of the Note, as amended, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The obligations under the Note shall be deemed to be continuously outstanding and shall not be deemed to have been repaid and readvanced or refinanced hereunder or hereby. The Note and this Amendment shall be read and construed as a single agreement.  All references to the Note shall hereafter refer to such document, as amended hereby.  This Amendment shall take retroactive effect to the date prior to the previous Maturity Date, to the extent such date has passed.

4.           No Novation.  THE BORROWER AND HOLDER HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND CERTAIN OF THE TERMS OF THE NOTE.  THEY DO NOT INTEND THE NOTE NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE NOTE.

5.           No Waiver.  Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Borrower under the Note.

6.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Delivery of this Amendment via pdf or other electronic image transmission shall be valid and binding for all purposes.

7.           Governing Law.  This amendment shall be governed by, and construed in accordance with, the laws of the State of __________ [same as original note] (without reference to conflict of laws).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:

VIRTUAL PIGGY, INC.

By:
Name:
Title:

Holder:

By:
Name:

2